Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-105414 and No. 333-111270) and Form S-8 (No. 333-22217, No. 333-41754, No. 333-53380, No. 333-75060, No. 333-111275, No. 333-121375, No. 333-139064 and No. 148548) of Overland Storage, Inc. of our report dated October 13, 2008 relating to the consolidated financial statements, which appears in this Form 10–K.

PricewaterhouseCoopers LLP

San Diego, California

October 13, 2008